[LETTERHEAD OF ARTHUR ANDERSEN LLP]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 20, 1996, included in Continental Waste Industries, Inc.'s Form 10-KSB for the year ended December 31, 1995.


ARTHUR ANDERSEN LLP

Chicago, Illinois
April 1, 1996